EXECUTION COPY

5,000,000 Shares of Common Stock

INVERESK RESEARCH GROUP, INC.

UNDERWRITING AGREEMENT

March 31, 2004

GOLDMAN, SACHS & CO.
85 Broad Street
New York, NY 10004

Ladies/Gentlemen:

     The stockholders listed on Schedule I hereto (the “Selling Stockholders”) severally propose, subject to the terms and conditions stated herein, to sell to Goldman, Sachs & Co. (the “Underwriter”) an aggregate of 5,000,000 shares (the “Shares”) of common stock, par value $.01 per share (the “Common Stock”), of Inveresk Research Group, Inc., a corporation organized and existing under the laws of Delaware (the “Company”). The Shares are more fully described in the Registration Statement and the Prospectus referred to below.

     1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter that:

          (a) The Company meets all conditions for the use of Form S-3 in connection with the offer and sale of the Shares (the “Offering”). The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-113413), and amendments thereto, for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of certain securities (the “Shelf Securities”) to be sold from time to time by the Selling Stockholders. The registration statement and each post-effective amendment thereto filed on or before the date hereof have been declared effective by the Commission and copies thereof have heretofore been delivered to the Underwriter. The registration statement, as amended to the date of this Agreement, including the exhibits thereto and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the “Registration Statement.” If the Company has filed or files a registration statement pursuant to Rule 462(b) under the Securities Act registering additional shares of Common Stock (a “Rule 462(b) Registration Statement”), then, unless otherwise specified, any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission. All of the Shares have been registered under the Securities Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered under the Securities Act with the filing of such Rule 462(b) Registration Statement. No stop order suspending the effectiveness of either the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The prospectus contained in the Registration Statement covering the Shelf Securities in the form first used to confirm sales of the Shares is hereinafter referred to as the “Basic Prospectus,” and the Basic Prospectus as supplemented by any applicable prospectus supplement specifically relating to the Shares in the form first used to confirm sales is hereinafter referred to as the “Prospectus,” except that if any revised prospectus or prospectus supplement shall be provided to the Underwriter by the Company for use in connection with the Offering which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations (as defined below)), the term “Prospectus” shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriter for such use. Any prospectus or prospectus supplement subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act prior to the date of the Prospectus is hereafter called a “Preliminary Prospectus.” The Company has filed or shall timely file the Prospectus and any Preliminary Prospectus, if required by the Securities Act and the Rules and Regulations, with the Commission pursuant to Rule 424(b) under the Securities Act. Any reference herein to the Registration Statement, the Prospectus or any Preliminary Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 as of the date of the Registration Statement, the Prospectus or any Preliminary Prospectus, as the case may be, and any reference herein to the terms “amendment,” “supplement,” “amended” or “supplemented” with respect to the Registration Statement, the Prospectus or any Preliminary Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the Registration Statement, the Prospectus or any Preliminary Prospectus, as the case may be, which is deemed incorporated therein by reference. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, the Prospectus or any Preliminary Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). As used herein, the “Rules and Regulations” means the rules and regulations adopted by the Commission under either the Securities Act or the Exchange Act, as applicable.

          (b) At the time of the effectiveness of the Registration Statement, any post-effective amendment to the Registration Statement or any Rule 462(b) Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission, and at the Closing Date, the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the

Prospectus or any Preliminary Prospectus, in light of the circumstances under which they were made, not misleading. When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(b) of the Rules and Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Securities Act and the Rules and Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement, the Prospectus or any Preliminary Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for use therein. The parties acknowledge and agree that such information provided by or on behalf of the Underwriter consists solely of the material included in paragraphs two, four and five under the caption “Underwriting” in the Prospectus. The documents incorporated by reference in the Registration Statement, the Prospectus, any Preliminary Prospectus or any amendment or supplement thereto, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations, and any documents so filed and incorporated by reference subsequent to the date of the Registration Statement shall, when they are filed with the Commission, conform in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations. No such documents when they were filed (or, if amendments or supplements with respect to such documents were filed, when such amendments or supplements were filed) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) Deloitte & Touche LLP, who have audited the financial statements and supporting schedules of the Company included or incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants as required by the Securities Act and the Rules and Regulations.

          (d) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, the Company has not paid any dividends on its capital stock and there has been no material adverse change or any development involving a prospective material adverse change in the business, properties, condition (financial or other) or results of operations of the Company and each subsidiary of the Company listed on Exhibit A (the “Subsidiaries”), taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Change”), and since the date of the latest balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, neither the Company nor any of the Subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and the Subsidiaries, taken as a whole, except for liabilities or obligations which are reflected in the Registration Statement and the Prospectus.

          (e) This Agreement and the transactions contemplated herein have been duly and validly authorized by all necessary corporate action of the Company and this Agreement has been duly and validly executed and delivered by the Company.

          (f) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with, require consent under or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or their respective properties or assets may be bound, except where any such conflict, breach, default, lien, charge or encumbrance would not have, singly or in the aggregate with any other such conflicts, breaches, defaults, liens, charges or encumbrances, a Material Adverse Effect (as hereinafter defined), or (ii) violate or conflict with any provision of the certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents of the Company or any of the Subsidiaries or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties, operations or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets or from any third party is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, by the Registration Statement and by the Prospectus, including the sale and delivery of the Shares to be sold and delivered hereunder, except (i) the registration under the Securities Act of the Shares, and (ii) such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. or NASD Regulation, Inc. in connection with the purchase and distribution of the Shares by the Underwriter.

          (g) The Company has the authorized capitalization set forth in the Registration Statement and the Prospectus. All of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and were not issued in violation of or subject to any preemptive or similar rights; all of the issued shares of capital stock of each of its Subsidiaries has been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company free and clear of all liens, encumbrances, equities or claims; and the authorized capital stock of the Company conforms to the descriptions thereof contained or incorporated by reference in the Registration Statement and the Prospectus.

          (h) The Subsidiaries are the only subsidiaries (as defined in Rule 405 of the Rules and Regulations) of the Company. Each of the Company and the Subsidiaries has been duly organized or formed and is validly existing as a corporation, partnership or limited liability company and (in jurisdictions where the concept is applicable) is in good standing under the laws of its jurisdiction of incorporation or formation. Each of the Company and the Subsidiaries is duly qualified to do business and (in jurisdictions where the concept is applicable) is in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on (and there shall have been no development involving a prospective material adverse effect on) (i) the condition (financial or otherwise), results of operations, business or properties of the Company and the Subsidiaries taken as a whole, or (ii) the consummation of the transactions contemplated by this Agreement or the Company’s performance of its obligations hereunder (a “Material Adverse Effect”). Each of the Company and the Subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits (collectively, the “Consents”) of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, and each such Consent is valid and in full force and effect, and neither the Company nor any of the Subsidiaries has received notice of any investigation or proceedings which reasonably might be expected to result in the revocation of any such Consent, except where the failure of any such Consent to be valid and in full force and effect would not have, considered individually or when aggregated with any other such failures, a Material Adverse Effect. Each of the Company and the Subsidiaries is in compliance with all applicable laws, rules, regulations, ordinances and directives, except where failure to be in compliance would not have, considered individually or when aggregated with any other such failures to be in compliance, a Material Adverse Effect. No Consent contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus.

          (i) Except as described in the Prospectus, there is no legal or governmental proceeding, including routine litigation, to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject which, if determined adversely to the Company or any of the Subsidiaries, is reasonably likely to have, considered individually or when aggregated with any other such proceedings, a Material Adverse Effect, and to the best of the Company’s knowledge, no such proceeding is threatened or contemplated by governmental authorities or threatened by others, and the defense of all such claims against the Company and the Subsidiaries in the aggregate, including routine litigation, will not have a Material Adverse Effect on the Company.

          (j) Neither the Company nor any of its affiliates has taken, nor will any of them take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

          (k) Except for the Subsidiaries, the Company owns no capital stock or other beneficial interest, directly or indirectly, in any corporation, partnership, joint venture or other business entity.

          (l) The financial statements, including the notes thereto, and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the cash flows and results of operations thereof for the periods specified; except as otherwise stated in the Registration Statement and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The other financial and statistical information and data included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements included or incorporated by reference in the Registration Statement and the Prospectus and the books and records of the respective entities presented therein. The pro forma financial information included or incorporated by reference in the Registration Statement or the Prospectus has been properly compiled and prepared in accordance with the applicable requirements of the Securities Act, the Exchange Act and the Rules and Regulations and includes all adjustments necessary to present fairly the pro forma financial position of the respective entity or entities presented therein at the respective dates indicated and the results of their operations for the respective periods specified. All non-GAAP financial measures included or incorporated by reference in the Registration Statement or the Prospectus comply with the requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Rules and Regulations. There are no historical or pro forma financial statements which are required to be included in the Registration Statement and Prospectus in accordance with Regulation S-X which have not been included as so required.

          (m) The assumptions used in preparing the pro forma financial information included or incorporated by reference in the Registration Statement and the Prospectus provide in the good faith opinion of the Company a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma column therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

          (n) Except as disclosed in the Registration Statement and the Prospectus, no holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby, and any such rights so disclosed have either been fully complied with by the Company or effectively waived by the holders thereof, and any such waivers remain in full force and effect.

          (o) The Company is not, and upon consummation of the transactions contemplated hereby will not be, subject to registration as an “investment company” under the Investment Company Act of 1940, as amended.

          (p) The Company and the Subsidiaries have good and marketable title to all real and personal property reflected as owned by them in the financial statements, including the notes thereto, referred to in the first sentence of subsection (l) above (or elsewhere in the Registration Statement or the Prospectus), in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement and the Prospectus or such as would not, singly or in the aggregate, have a Material Adverse Effect; and any real property and buildings held under lease or sublease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not, singly or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any of the Subsidiaries, which, individually or when aggregated with other such claims, would have a Material Adverse Effect.

          (q) The Company and each of the Subsidiaries have accurately prepared and timely (taking into account any permitted extensions) filed all federal, state and other tax returns that are required to be filed by them and have paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including, without limitation, all sales and use taxes and all taxes which the Company and each of the Subsidiaries are obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return) except where the failure to file or pay could have (individually or when aggregated with any other such failures) a Material Adverse Effect. No deficiency assessment with respect to a proposed adjustment of the Company’s or any of the Subsidiaries’ federal, state or other taxes is pending or, to the best of the Company’s knowledge, threatened which would have, individually or when aggregated with any other such deficiency assessments, a Material Adverse Effect. There is no tax lien, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of the Company or any of the Subsidiaries.

          (r) The Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and files reports with the Commission on EDGAR. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and the outstanding shares of Common Stock (including the Shares) are quoted on The Nasdaq Stock Market’s National Market (the “Nasdaq National Market”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the Nasdaq National Market is contemplating terminating such registration or listing.

          (s) There are no contracts or other documents (including, without limitation, any voting agreement) which are required to be described in the Registration Statement and the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations and which have not been so described or filed.

          (t) The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (u) Based on the evaluation of its internal controls over financial reporting as at December 31, 2003, the Company is not aware of (i) any significant deficiency or material weakness in the design or operation of internal controls which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

          (v) Since December 31, 2003, there have been no significant changes in the Company’s internal controls that have materially affected, or are reasonably likely to materially affect, its internal controls over financial reporting.

          (w) Neither the Company nor any of the Subsidiaries (i) is in violation of its charter or by-laws, partnership agreement, limited liability company agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute such a default or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any statute or any judgment, decree, order, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties or assets, except any violation, default, lien, charge or encumbrance referred to in (ii) or (iii) above that would not have, considered individually or when aggregated with any other such violations, defaults, liens, charges or encumbrances, a Material Adverse Effect.

          (x) The Company and each of the Subsidiaries own or possess adequate right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as being conducted and as described in the Registration Statement and Prospectus and have no reason to believe that the conduct of their respective businesses conflicts with or will conflict with, and have not received any notice of any claim of conflict with, any such right of others. To the best of the Company’s knowledge, all material technical information developed by and belonging to the Company which has not been patented has been kept confidential. Neither the Company nor any of the Subsidiaries has granted or assigned to any other person or entity any right to sell the current services of the Company or those services described in the Registration Statement and Prospectus.

          (y) No labor disturbance by the employees of the Company or any of the Subsidiaries exists or, to the best of the Company’s knowledge, is imminent which might be expected to have a Material Adverse Effect.

          (z) No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)), or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan sponsored or maintained by the Company which could have a Material Adverse Effect; each employee benefit plan is in compliance in all material respects with applicable U.S. and non-U.S. law including ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of or withdrawal from any “pension plan”; and each “pension plan” (as defined in ERISA) for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

          (aa) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company (or, to the best of the Company’s knowledge, any other entity for whose acts or omissions the Company is or may be liable) upon any property now or previously owned or leased by the Company or any of the Subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not have, individually or in the aggregate with all such violations and liabilities, a Material Adverse Effect; there has been no disposal discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of the Subsidiaries has knowledge, except for any such disposal, discharge, emission or other release of any kind which would not have, individually or when aggregated with any other such disposals, discharges, emissions or releases, a Material Adverse Effect.

          (bb) The Company has not prior to the date hereof offered or sold any securities which would be “integrated” with the offer and sale of the Shares pursuant to the Registration Statement.

          (cc) No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act or by the Rules and Regulations to be described in the Registration Statement or the Prospectus which is not so described or is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement and the Prospectus. The Company has not, in violation of the Sarbanes-Oxley Act, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

          (dd) The statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

     (ee) Each of the Company and the Subsidiaries maintain insurance with insurers of recognized financial responsibility of the types and in the amounts (i) generally deemed adequate for their businesses and consistent with insurance coverage maintained by similar companies in similar businesses and (ii) required under any of the Company’s or any of the Subsidiaries’ agreements, licenses or other contracts, all of which insurance is in full force and effect; the Company has no reason to believe that it or any of the Subsidiaries will not be able to renew its existing insurance as and when such coverage expires or to obtain similar insurance with similar insurers adequate and customary for its business and sufficient to satisfy any requirements of its contracts at a cost that would not have a Material Adverse Effect.

     (ff) As of the date of this Agreement and except as described in the Registration Statement and the Prospectus, neither the Company nor any of the Subsidiaries is required to file or obtain any registration, application, license, request for exemption, permit or other regulatory authorization with the U.S. Food and Drug Administration or similar state or foreign agency, authority or governmental body in order to conduct its business as described in the Registration Statement and the Prospectus.

     (gg) Each of the Company and the Subsidiaries conduct their business in compliance with applicable Good Laboratory Practice, Good Manufacturing Practice and Good Clinical Practice standards, except where any non-compliance (singly or when aggregated with other such instances) would not have a Material Adverse Effect.

     (hh) No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary, except as described in or contemplated by the Registration Statement and the Prospectus or as set forth in that certain Credit Agreement (the “Credit Agreement”) dated July 28, 2003, among the Company, certain subsidiaries party thereto, the lenders party thereto, Bank of America, N.A. and Key Corporate Capital, Inc., as co-documentation agents, Wachovia Bank, National Association, as administrative agent and security trustee, and Wachovia Capital Markets, LLC, as sole lead arranger and sole book manager, and the Loan Documents (as defined in the Credit Agreement).

     The certificate referred to in Section 7(f) hereof, when executed and delivered to the Underwriter or to counsel for the Underwriter pursuant hereto, shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

        2. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder severally (but only as to itself and not as to any other Selling Stockholder)

represents and warrants to, and agrees with, the Underwriter as of the date hereof and as of the Closing Date that:

          (a) Such Selling Stockholder has full right, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions of such Selling Stockholder contemplated by this Agreement. This Agreement and the transactions contemplated by this Agreement have been duly and validly authorized by such Selling Stockholder. This Agreement has been duly and validly executed and delivered by such Selling Stockholder and constitutes the legal, valid and binding obligation of such Selling Stockholder, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (b) Such Selling Stockholder agrees that the Shares to be sold by such Selling Stockholder are subject to the interests of the Underwriter and that the obligations of such Selling Stockholder hereunder shall not be terminated, except as provided in this Agreement, by any act of such Selling Stockholder, by operation of law or by the occurrence of any other event.

          (c) Such Selling Stockholder is the lawful owner of the Shares to be sold by such Selling Stockholder hereunder and, upon sale and delivery of, and payment for, such Shares as provided herein, such Selling Stockholder will convey to the Underwriter good and marketable title to such Shares, free and clear of all voting trust arrangements, pledges, liens, encumbrances, equities, claims and security interests whatsoever.

          (d) Such Selling Stockholder has full legal right and power, and all authorizations and approvals required by law, to enter into this Agreement, to sell, transfer and deliver all of the Shares which may be sold by such Selling Stockholder pursuant to this Agreement and to comply with such Selling Stockholder’s other obligations hereunder.

          (e) No Consent of, from or with any judicial, regulatory or other legal or governmental agency or body or any third party, foreign or domestic, is required for the execution, delivery and performance by such Selling Stockholder of this Agreement, or consummation by such Selling Stockholder of the transactions of such Selling Stockholder contemplated herein, except such as have been obtained under the Securities Act and such as may be required under the state securities laws, the blue sky laws of any jurisdiction or the by-laws and rules of the National Association of Securities Dealers, Inc. or NASD Regulation, Inc. in connection with the purchase and distribution of such Selling Stockholder’s Shares by the Underwriter.

          (f) The execution, delivery and performance of this Agreement by such Selling Stockholder and consummation of any of the other transactions of such Selling Stockholder contemplated herein by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will not (A) conflict with, result in a breach or violation of, or constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to any law, statute, rule or regulation or the terms of any indenture or other agreement or instrument to which such Selling Stockholder is party or bound, or to which any of the property or assets of such Selling Stockholder is subject, or (B) result in any violation of the provisions of any charter or bylaws or certificate of formation, trust agreement, partnership agreement, articles of partnership or other organizational documents, as applicable, of such Selling Stockholder, or any judgment, order, decree statute, rule or regulation applicable to such Selling Stockholder of any court or any public, governmental or regulatory agency or body, administrative agency or arbitrator having jurisdiction over such Selling Stockholder.

          (g) Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering of the Shares, except for such rights as have been waived (which waiver remains in full force and effect) or which are described in the Prospectus (and which have been complied with).

          (h) Such Selling Stockholder does not have, or has waived prior to the date hereof (which waiver remains in full force and effect), any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by any other Selling Stockholder to the Underwriter pursuant to this Agreement.

          (i) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

          (j) All information furnished by or on behalf of such Selling Stockholder in writing for use in the Registration Statement and the Prospectus is true, correct and complete in all material respects and does not contain any untrue statement of a material fact.

          (k) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

          (l) Such Selling Stockholder has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriter’s distribution of the Shares, any offering material in connection with the offering and sale of the Shares by the Selling Stockholders other than any Preliminary Prospectus, the Prospectus or the Registration Statement.

     Any certificate signed by or on behalf of a Selling Stockholder and delivered to the Underwriter or to counsel for the Underwriter shall be deemed to be a representation and warranty by such Selling Stockholder to the Underwriter as to the matters covered thereby.

     3. Purchase, Sale and Delivery of the Shares.

          (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, each Selling Stockholder, severally and not jointly, agrees to sell to the Underwriter and the Underwriter agrees to purchase from the Selling Stockholder, at a purchase price per share of $26.41, the Shares.

          (b) Payment of the purchase price for, and delivery of certificates for, the Shares shall be made at the office of Coudert Brothers LLP, 1114 Avenue of the Americas, New York, New York (“Underwriter’s Counsel”), or at such other place as shall be agreed upon by the Underwriter and the Selling Stockholders, at 10:00 A.M., New York City time, on the third business day (unless postponed in accordance with the provisions of Section 10 hereof) after the date the Shares are priced, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Selling Stockholders (such time and date of payment and delivery being herein called the “Closing Date”).

     Payment of the purchase price for the Shares shall be by wire transfer in Federal (same day) funds to the Selling Stockholders, upon delivery of certificates for the Shares to you through the facilities of The Depository Trust Company for your account against receipt therefor signed by you. Each Selling Stockholder hereby agrees that it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Shares to be sold by the Selling Stockholder to you, or otherwise in connection with the performance of the Selling Stockholder’s obligations hereunder. Certificates for the Shares to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least two business days before the Closing Date. The Selling Stockholders will permit you to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

     4. Offering. Upon release by the Selling Stockholders to the Underwriter of the Shares, the Underwriter proposes to offer the Shares for sale to the public upon the terms and conditions set forth in the Prospectus.

     5. Covenants of the Company; Covenants of the Selling Stockholders.

          (a) The Company covenants and agrees with the Underwriter that:

               (i) If Rule 430A is used or the filing of the Prospectus or any amendment or supplement thereto is otherwise required under Rule 424(b), the Company will file the Prospectus or any amendment or supplement thereto (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to you of such timely filing.

          The Company will notify you as promptly as possible (and, if requested by you, will confirm such notice in writing) (i) when any amendments to the Registration Statement become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the Company’s intention to file or prepare any supplement or amendment to the Registration

Statement or the Prospectus, (iv) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, it being understood that the Company shall make every effort to avoid the issuance of any such stop order, (v) of the receipt of any comments from the Commission, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b)) or file any document under the Exchange Act before termination of the Offering if such document would be deemed to be incorporated by reference into the Prospectus to which you shall object in writing after being timely furnished in advance a copy thereof.

               (ii) The Company shall comply with the Securities Act and the Exchange Act to permit completion of the distribution as contemplated in this Agreement, the Registration Statement and the Prospectus. If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act in connection with the sales of Shares, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriter or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances existing at the time of delivery to the purchaser, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or the Registration Statement to comply with the Securities Act or the Rules and Regulations or to file any document under the Exchange Act which would be deemed incorporated by reference in the Prospectus to comply with the Securities Act, the Exchange Act or the Rules and Regulations, the Company will notify you promptly and prepare and file with the Commission, subject to the second paragraph of Section 5(a)(i) hereof, an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

               (iii) The Company will promptly deliver to you and to Underwriter’s Counsel a copy of the Registration Statement, as initially filed, and all amendments thereto, including all exhibits filed therewith, and will maintain in the Company’s files manually signed copies of such documents for at least five years after the date of filing. The Company will promptly deliver to you such number of copies of any Preliminary Prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, and all documents incorporated by reference therein, as you may reasonably request. Prior to 10:00 A.M., New York time, on the second business day next succeeding the date of this Agreement and from time to time thereafter, the Company will furnish you with copies of the Prospectus in New York City in such quantities as you may reasonably request.

               (iv) The Company consents to the use and delivery of any Preliminary Prospectus by the Underwriter in accordance with Rule 430 and Section 5(b) of the Securities Act.

               (v) The Company will use its best efforts, in cooperation with you, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

               (vi) The Company will make generally available to its security holders and to the Underwriter as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and the Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

               (vii) During the period of 45 days from the date of the Prospectus, the Company will not, directly or indirectly, without the prior written consent of the Underwriter, issue, sell, offer or agree to sell, grant any option, warrant or other right to purchase or otherwise sell or dispose of (or announce any offer of sale, contract of sale, sale, grant of any option, warrant or other right to purchase or other sale or disposition of), pledge, make any short sale or maintain any short position, establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (within the meaning of Section 16 under the Exchange Act, and the rules and regulations thereunder), enter into any swap, derivative transaction or other transaction or arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock (whether any such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) or otherwise dispose of, any Common Stock or any other equity security of the Company or any of its Subsidiaries (or any securities convertible into, exercisable for or exchangeable for Common Stock or other such equity security) or interest therein of the Company or of any of the Subsidiaries, other than the Company’s issuance of Common Stock upon (i) the conversion or exchange of convertible or exchangeable securities outstanding on the date hereof; (ii) the exercise of currently outstanding options; and (iii) the grant and exercise of options under, or the issuance and sale of shares pursuant to, employee stock option plans in effect on the date hereof.

               (viii) During the period of three years from the effective date of the Registration Statement, the Company will furnish to you copies of (i) all reports or other communications (financial or other) furnished to security holders; and (ii) reports, financial statements and proxy or information statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed.

               (ix) The Company will use its best efforts to list for quotation the Shares on The Nasdaq National Market.

               (x) The Company, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations thereunder.

               (xi) The Company will use its best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares.

          (b) Each Selling Stockholder covenants and agrees with the Underwriter:

               (i) To deliver to the Underwriter, prior to the Closing Date, a properly completed and executed United States Treasury Department Form W-8IMY, Form W-8BEN or Form W-8EXP, as applicable, together with any statements, certifications and other forms, documents and information required thereunder (if such Selling Stockholder is a non-United States Person) or Form W-9 (if the Selling Stockholder is a United States Person), which in each case may be replaced by any other applicable form or statement specified by Treasury Department regulations in lieu thereof;

               (ii) To notify promptly the Company and the Underwriter if, at any time prior to the date on which the distribution of the Shares as contemplated herein and in the Prospectus has been completed, as determined by the Underwriter, such Selling Stockholder has knowledge of the occurrence of any event as a result of which the Prospectus or the Registration Statement, in each case as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (iii) To cooperate to the extent necessary to cause to be done and performed all things to be done and performed under this Agreement prior to the Closing Date, and to satisfy all conditions precedent to the delivery of the Shares pursuant to this Agreement;

               (iv) To pay or to cause to be paid all transfer taxes, stamp duties and other similar taxes with respect to the Shares, if any, to be sold by such Selling Stockholder; and

               (v) To deliver to the Underwriter on or prior to the date of this Agreement the lock-up agreement referenced in Section 7(i) hereof.

     6. Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the cost of printing this Agreement, the blue sky memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(a)(v) hereof, including the fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the blue sky survey; (iv) all fees and expenses in connection with listing the Shares on The Nasdaq National Market; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriter in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; and (vi) the fees and expenses related to the offering of Shares by the Selling Stockholders. The Company also will pay or cause to be paid: (i) the cost and charges of any transfer agent or registrar for the Shares; and (ii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 6. It is understood, however, that except as provided in this Section, and Sections 8, 9 and 12 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel and stock transfer taxes on resale of any of the Shares by it.

     The Selling Stockholders will pay all fees and expenses related to the offering of the Shares to be sold by them, including (i) the fees and disbursements of their counsel, if any, and (ii) any applicable stock transfer or other taxes related to the offering of their Shares.

     7. Conditions of the Underwriter’s Obligations. The obligations of the Underwriter to purchase and pay for the Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein contained, as of the date hereof and as of the Closing Date, to the absence from any certificates, opinions, written statements or letters furnished to you or to Underwriter’s Counsel pursuant to this Section 7 of any misstatement or omission, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to each of the following additional conditions:

          (a) If the Company shall have elected to rely upon Rule 430A of the Rules and Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 5(a)(i) hereof; and, at or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

          (b) At the Closing Date you shall have received the written opinion of Clifford Chance US LLP, counsel for the Company, dated the Closing Date and addressed to the Underwriter in the form attached hereto as Annex I.

          (c) [INTENTIONALLY LEFT BLANK]

          (d) At the Closing Date you shall have received the written opinion of counsel to each of the Selling Stockholders dated the Closing Date and addressed to the Underwriter in the form attached hereto as Annex II.

          (e) All proceedings taken in connection with the sale of the Shares as herein contemplated shall be satisfactory in form and substance to you and to Underwriter’s Counsel, and you shall have received from Underwriter’s Counsel a favorable opinion, dated as of the Closing Date, with respect to the sale of the Shares, the Registration Statement and the Prospectus and such other related matters as you may reasonably require, and the Company shall have furnished to Underwriter’s Counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

          (f) At the Closing Date you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, to the effect that (i) the condition set forth in subsection (a) of this Section 7 has been satisfied; (ii) as of the date hereof and as of the Closing Date, the representations and warranties of the Company set forth in Section 1 hereof are accurate; (iii) as of the Closing Date, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed; (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and the Subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding; (v) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change or any material change, or any development involving a prospective material change, in the business, properties, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries taken as a whole, except in each case as described in or contemplated by the Prospectus; (vi) each person signing the certificate certifies that he is responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and has designed such disclosure controls and procedures, or caused such controls and procedures to be designed under his supervision, to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to him by others within those entities, and has evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the fiscal year ended December 31, 2003 and presented in the Company’s Annual Report on Form 10-K for such fiscal year his conclusion that the Company has effective disclosure controls and procedures, and subsequent to that evaluation through the Closing Date nothing has come to his attention that would cause him to change his conclusion that the Company has effective disclosure controls and procedures; (vii) to the best knowledge of each person signing the certificate, there is no legal or governmental proceeding, including routine litigation, to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject which, if determined adversely to the Company or any of the Subsidiaries, would be reasonably likely to have, considered individually or when aggregated with any other such proceedings, a Material Adverse Effect; and, to the best of knowledge of such person, no such proceeding is threatened or contemplated by governmental authorities or threatened by others, and the defense of all such claims against the Company and the Subsidiaries in the aggregate, including routine litigation, will not have a Material Adverse Effect on the Company; and (viii) each person signing the certificate has carefully examined the Registration Statement and the Prospectus, and any amendments or supplements thereto, including any documents filed under the Exchange Act and incorporated or deemed to be incorporated by reference therein, and the Registration Statement and any amendments thereto do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus and any supplements thereto do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (g) At the time this Agreement is executed and at the Closing Date, you shall have received a comfort letter from Deloitte & Touche LLP, independent public auditors for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriter and in form and substance satisfactory to the Underwriter and Underwriter’s Counsel.

          (h) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change in or affecting, or any development involving a prospective change in or affecting, the condition (financial or otherwise), results of operations, business or properties of the Company and the Subsidiaries taken as a whole, including, without limitation, the occurrence of a fire, flood, hurricane, accident, explosion or other calamity at any of the properties owned or leased by the Company or any of its Subsidiaries, the effect of which, in any such case described above, is, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus (exclusive of any supplement thereto).

          (i) You shall have also received a lock-up agreement from each of the persons identified on Schedule II hereto substantially in the form attached hereto as Annex III and such lock-up agreements shall each be in full force and effect on the Closing Date.

          (j) At the Closing Date, the Shares shall have been approved for quotation on The Nasdaq National Market.

          (k) At the Closing Date, the NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

          (l) At the Closing Date, you shall have received a certificate of an authorized representative of the Selling Stockholders, dated the Closing Date, to the effect that the representations and warranties of the Selling Stockholders set forth in Section 2 hereof are accurate and that each of the Selling Stockholders has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

          (m) The Company shall have complied with the provisions of Section 5(a)(iii) hereof with respect to the furnishing of prospectuses on the second business day succeeding the date of this Agreement.

          (n) The Company shall have furnished the Underwriter and Underwriter’s Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

     If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriter’s Counsel pursuant to this Section 7 shall not be satisfactory in form and substance to you and to Underwriter’s Counsel, all your obligations hereunder may be cancelled by you at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Company in writing or by telephone. Any such telephone notice shall be confirmed promptly thereafter in writing.

     8. Indemnification.

          (a) The Company shall indemnify and hold harmless (i) the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and (ii) each Selling Stockholder and each person, if any, who controls a Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter or any Selling Stockholder expressly for use therein; provided, further, that this indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of the Underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Shares, or any person controlling the Underwriter, if a copy of the Prospectus was not sent or given by or on behalf of the Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Shares to such person and if the Prospectus would have corrected the defect giving rise to such loss, liability, claim, damage or expense. This indemnity agreement will be in addition to any liability which the Company may otherwise have including under this Agreement.

          (b) Each Selling Stockholder, severally and not jointly, shall indemnify and hold harmless (i) the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and (ii) the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the

Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder expressly for use therein. This indemnity agreement will be in addition to any liability that any Selling Stockholder may otherwise have including under this Agreement.

          (c) The Underwriter shall indemnify and hold harmless (i) the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and (ii) each Selling Stockholder and each person, if any, who controls a Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter expressly for use therein. The parties agree that such information provided by or on behalf of the Underwriter consists solely of the material referred to in the fourth sentence of Section 1(b) hereof. This indemnity will be in addition to any liability which the Underwriter may otherwise have including under this Agreement.

          (d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8 to the extent that the indemnifying party is not prejudiced as a result thereof). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or reasonably could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or reasonably could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of the indemnified party.

     9. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 8 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company, the Selling Stockholders and the Underwriter shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting, in the case of losses, claims, damages, liabilities and expenses suffered by the Company and the Selling Stockholders, any contribution received by the Company or any Selling Stockholder from persons, other than the Underwriter, who may also be liable for contribution, including persons who control the Company or any Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company, each Selling Stockholder and the Underwriter may be subject, in such proportions as is appropriate to reflect the relative benefits received by each Selling Stockholder and the Underwriter from the offering of the Shares or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, each Selling Stockholder and the Underwriter in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by any Selling Stockholder, on the one hand, and the Underwriter, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by such Selling Stockholder and (y) the underwriting discounts or commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of each of the Company, any Selling Stockholder and the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, a Selling Stockholder or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 9, (i) the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Underwriter, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company and each person who controls any Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Selling Stockholder, subject in each case to clauses (i) and (ii) of this Section 9. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 9 or otherwise.

     10. Selling Stockholder Default.

          (a) If any Selling Stockholder or Selling Stockholders shall default in its or their obligation to sell and deliver any Shares hereunder, then you may, by notice to the Company, terminate this Agreement without any liability on the part of any non-defaulting party except that the provisions of Sections 1, 2, 6, 8, 9, 11 and 12 hereof shall remain in full force and effect. No action taken pursuant to this Section 10 shall relieve any Selling Stockholder so defaulting from liability, if any, in respect of such default.

          (b) In the event that such default occurs and the non-defaulting Selling Stockholders and you agree to proceed with the Offering, then you may, at your option, or the non-defaulting Selling Stockholders shall have the right, in each case by notice to the other, to postpone the Closing Date for a period not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriter’s Counsel, may thereby be made necessary or advisable.

     11. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriter, the Company and the Selling Stockholders contained in this Agreement, including the agreements contained in Section 6, the indemnity agreements contained in Section 8 and the contribution agreements contained in Section 9, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person thereof, by or on behalf of the Company, any of its officers and directors or any controlling person thereof, or by or on behalf of any Selling Stockholder or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriter. The representations contained in Sections 1 and 2 and the agreements contained in Sections 6, 8, 9, 11 and 12(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 10 or 12 hereof.

     12. Effective Date of Agreement; Termination.

          (a) This Agreement shall become effective upon the execution of this Agreement.

          (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date if (A) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; or (B) if trading on the New York Stock Exchange or on The Nasdaq National Market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange or on The Nasdaq National Market by the New York Stock Exchange or by The Nasdaq National Market or by order of the Commission or any other governmental authority having jurisdiction; or (C) if a banking moratorium has been declared by any state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (D) (i) if there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (ii) if there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (i) or (ii) in your judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Shares on the terms and in the manner contemplated by the Prospectus.

          (c) Any notice of termination pursuant to this Section 12 shall be in writing.

          (d) If this Agreement shall be terminated pursuant to any of the provisions hereof, or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriter set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse the Underwriter for all out-of-pocket expenses (including the fees and expenses of its counsel) incurred by the Underwriter in connection herewith.

     13. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

          (a) if sent to the Underwriter, shall be mailed, delivered, or faxed and confirmed in writing, to Goldman, Sachs & Co., Attention: Registration Department, 85 Broad Street, New York, New York 10004 (Facsimile: 212-357-5505), with a copy to Underwriter’s Counsel at Coudert Brothers LLP, 1114 Avenue of the Americas, New York, New York 10036-7703, Attention: Jeffrey E. Cohen (Facsimile: 212-626-4120);

          (b) if sent to the Company, shall be mailed, delivered, or faxed and confirmed in writing to the Company at 11000 Weston Parkway, Suite 100, Cary, North Carolina 27513, Attention: Dr. Walter S. Nimmo, with a copy to its counsel at Clifford Chance US LLP, 200 Park Avenue, New York, New York 10166, Attention: John A. Healy;

          (c) if sent to the Selling Stockholders, shall be mailed, delivered, or faxed and confirmed in writing to the Selling Stockholders c/o the Company.

Any such notices or other communications shall take effect at the time of receipt thereof.

     14. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriter, the Company and the Selling Stockholders and the controlling persons, directors, officers, employees and agents referred to in Sections 8 and 9 hereof, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons, and such persons’ officers and directors and their heirs and legal representatives, and it is not for the benefit of any other person, firm or corporation. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Shares from the Underwriter.

     15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, but without regard to principles of conflicts of law.

     16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     17. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     18. Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

[signature page follows]

     If the foregoing correctly sets forth the understanding between you, the Company and the Selling Stockholders, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

INVERESK RESEARCH GROUP, INC.

By:

Name:
Title:

CANDOVER 1997 UK NO. 1 LIMITED PARTNERSHIP

By:

Name:
Title:

CANDOVER 1997 UK NO. 2 LIMITED PARTNERSHIP

By:

Name:
Title:

CANDOVER 1997 US NO. 1 LIMITED PARTNERSHIP

By:

Name:
Title:

CANDOVER 1997 US NO. 2 LIMITED PARTNERSHIP

By:

Name:
Title:

CANDOVER 1997 US NO. 3 LIMITED PARTNERSHIP

By:

Name:
Title:

CANDOVER INVESTMENTS PLC

By:

Name:
Title:

CANDOVER (TRUSTEES) LIMITED

By:

Name:
Title:

Accepted as of the date first above written

GOLDMAN, SACHS & CO.

By:

Name:
Title:

SCHEDULE I

Selling Stockholder	Number of Shares to be Sold
Candover 1997 UK No. 1 Limited Partnership	1,722,352
Candover 1997 UK No. 2 Limited Partnership	536,488
Candover 1997 US No. 1 Limited Partnership	1,429,996
Candover 1997 US No. 2 Limited Partnership	481,177
Candover 1997 US No. 3 Limited Partnership	241,756
Candover Investments PLC	529,414
Candover (Trustees) Limited	58,817
Total	5,000,000

SCHEDULE II

The Company shall obtain lock-up agreements executed by the following stockholders which agreements shall be substantially in the form attached hereto as Annex III and shall extend for such period of time from the date of the Prospectus as is indicated in the form attached hereto as Annex III.

Candover Investments PLC
Candover (Trustees) Limited
Candover 1997 UK No. 1 Limited Partnership
Candover 1997 UK No. 2 Limited Partnership
Candover 1997 US No. 1 Limited Partnership
Candover 1997 US No. 2 Limited Partnership
Candover 1997 US No. 3 Limited Partnership

EXHIBIT A

JURISDICTION OF
NAME OF SUBSIDIARY	INCORPORATION/FORMATION
CTBR Bio-Research Inc.	Quebec
Healthmark Limited	Scotland
Inveresk Clinical Research Limited	Scotland
Inveresk Research Australia Pty Limited	Australia
Inveresk Research (Canada) Inc.	Canada
Inveresk Research Czech Republic sro	Czech Republic
Inveresk Research Deutschland GmbH	Germany
Inveresk Research Group Limited	Scotland
Inveresk Research Holdings Limited	England & Wales
Inveresk Research Inc.	Delaware
Inveresk Research International Limited	Scotland
Inveresk Research Israel Limited	Israel
Inveresk Research Limited	England & Wales
Inveresk Research North Carolina Inc.	North Carolina
Inveresk Research Overseas Limited	Scotland
Inveresk Research SARL	France
Inveresk Research SL	Spain
Inveresk Research Sp z.o.o.	Poland
Inveresk Research SRL	Italy
Pharma Clinical Research Limited	England & Wales
PharmaResearch PTY. LTD.	Australia
2645-2151 Quebec Inc.	Quebec

ANNEX I

FORM OF OPINION OF CLIFFORD CHANCE US LLP

             , 2004

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Re: Inveresk Research Group, Inc.

Ladies and Gentlemen:

We have acted as special counsel for Inveresk Research Group, Inc., a Delaware corporation (the “Company”), in connection with the sale by the Selling Stockholders (as defined below) to Goldman, Sachs & Co. (the “Underwriter”) pursuant to the Underwriting Agreement, dated March 31, 2004 (the “Underwriting Agreement”), among the Company, the selling stockholders listed on Schedule I thereto (collectively, the “Selling Stockholders”) and the Underwriter, of an aggregate of 5,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). This letter is being delivered to you pursuant to Section 7(b) of the Underwriting Agreement. Capitalized terms used and not otherwise defined in this letter have the respective meanings set forth in the Underwriting Agreement.

In rendering the opinions expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary, including the certificates of incorporation and by-laws, each as amended to date, of each of the Company and Inveresk Research Inc., a Delaware corporation (“IRI”), and the corporate proceedings of the Company relating to the authorization, execution and delivery of the Underwriting Agreement. We also have examined executed counterparts of the Underwriting Agreement.

As to questions of fact material to this opinion, we have relied upon, among other things, the representations of the Company made in the Underwriting Agreement and certificates of officers of the Company and public officials.

In addition, we have participated, as hereinafter described, in the preparation of a registration statement on Form S-3 (Registration No. 333-113413) relating to the Shares filed by the Company with the Commission pursuant to the provisions of the Securities Act of 1933, as amended (the “Securities Act”), on March 9, 2004 (such registration statement, as amended to the date hereof, including all documents incorporated by reference therein, is herein referred to as the “Registration Statement”), and of the prospectus dated    , 2004 included in the Registration Statement and the prospectus supplement dated    , 2004 specifically relating to the sale of the Shares, as filed with the Commission on    , 2004 pursuant to Rule 424(b) under the Securities Act, which prospectus and prospectus supplement, including all documents incorporated by reference therein, are herein referred to as the “Prospectus.”

Based on the foregoing, and such examination of law as we have deemed necessary, we are of the opinion that:

1.	Each of the Company and IRI has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware. Each of the Company and IRI is duly qualified to transact business as a foreign corporation and is in good standing under the laws of all other jurisdictions within the United States where the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified or be in good standing would not be likely to have a Material Adverse Effect.

2.	The authorized capital stock of the Company is in all material respects as described in the text set forth under the heading “Description of Capital Stock” in the Company’s registration statement on Form S-1 (File No. 333-85356), which text is incorporated by reference into the Prospectus. All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. No holder of outstanding shares of capital stock of the Company is entitled as such to any preemptive or other similar rights to subscribe for or otherwise acquire any of the Shares arising under the General Corporation Law of the State of Delaware, the certificate of incorporation or by-laws of the Company or, to the best of our knowledge, any contract known to us to which the Company is a party. The issued shares of capital stock of IRI have been duly authorized and validly issued, are fully paid and nonassessable and, to the best of our knowledge, all of those shares are owned of record by Inveresk Research (Canada) Inc. free of any perfected security interests with the exception of perfected security interests under the Credit Agreement (the “Credit Agreement”) dated July 28, 2003, among the Company, certain of its subsidiaries party thereto, the lenders party thereto, Bank of America, N.A. and Key Corporate Capital, Inc., as co-documentation agents, Wachovia Bank, National Association, as administrative agent and security trustee, and Wachovia Capital Markets, LLC, as sole lead arranger and sole book manager, and the Loan Documents (as defined in the Credit Agreement).

3.	The Common Stock currently outstanding is listed, and the Shares to be sold under the Underwriting Agreement to the Underwriter are duly authorized for listing or quotation, on the Nasdaq National Market.

4.	The Company has the corporate power to enter into the Underwriting Agreement and to carry out all the terms and provisions thereof to be carried out by it. The execution and delivery of the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company and the Underwriting Agreement has been duly executed and delivered by the Company.

5.	To the best of our knowledge and other than as set forth in the Prospectus, no legal or governmental proceeding is pending to which the Company or any of its subsidiaries is a party or to which the property of the Company or any of its subsidiaries is subject which, if determined adversely to the Company or any of its subsidiaries, would have a Material Adverse Effect.

6.	The compliance by the Company with the provisions of the Underwriting Agreement and the consummation of the transactions contemplated thereby do not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under or result in the creation or imposition of any lien, charge or encumbrance upon any material property or assets of the Company or IRI pursuant to, any of the contracts listed on Schedule I hereto or (B) violate or conflict with any provision of the respective certificates of incorporation or by-laws of the Company or IRI or, to the best of our knowledge, any judgment, decree, order, statute, rule or regulation of any court or other governmental authority applicable to the Company or any of its subsidiaries.

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7.	The compliance by the Company with the provisions of the Underwriting Agreement and the consummation of the transactions contemplated thereby do not require any consent, approval, authorization, order, filing, registration or qualification of or with any governmental authority, except for such consents, approvals, authorizations, registrations or qualifications (i) as may be required under state securities or blue sky laws, (ii) as have been made or obtained or (iii) as are required by NASD Regulation, Inc.

8.	The Registration Statement and the Prospectus (in each case, other than the financial statements and schedules and other financial and statistical information contained therein, as to which we express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations, and all documents incorporated by reference therein as set forth under the heading “Incorporation of Certain Documents by Reference” in the Registration Statement and the Prospectus (in each case, other than the financial statements and schedules and other financial and statistical information contained therein, as to which we express no opinion) comply as to form in all material respects with the applicable requirements of the Exchange Act and the Rules and Regulations.

9.	The statements in the text set forth under the heading “Description of Capital Stock” in the Company’s registration statement on Form S-1 (File No. 333-85356) and incorporated by reference in the Prospectus (except to the extent that information with respect to the number of shares outstanding set forth therein is updated by the Prospectus) and Item 15 of Part II of the Registration Statement, insofar as such statements purport to summarize certain legal matters, provide in all material respects a fair summary of such legal matters.

10.	The Company is not, and the transactions contemplated by the Underwriting Agreement will not cause the Company to become, an investment company subject to registration under the Investment Company Act of 1940, as amended.

11.	We have been advised by the staff of the Commission that the Registration Statement has become effective under the Securities Act and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are expressly threatened by the Commission. The Prospectus has been filed as required by Rule 424(b) under the Act.

12.	To the best of our knowledge, no contract or other document is required to be filed as an exhibit to the Registration Statement that has not been filed as required.

In connection with the Company’s preparation of the Registration Statement and the Prospectus, we have advised the Company as to the requirements of the Securities Act and the rules and regulations thereunder, and have rendered other legal advice and assistance. Such assistance involved, among other things, discussions and inquiries concerning various legal and related subjects and review of certain corporate records, documents and proceedings. We also participated in conferences and telephone conversations with representatives of the Company and its independent auditors at which the contents of the Registration Statement and the Prospectus and related matters were discussed. On the basis of the information which was developed in the course of the performance of the services referred to above, considered in the light of our understanding of the applicable law and the experience we have gained through our practice thereunder, nothing has come to our attention that would lead us to believe that the Registration Statement (except for the financial statements and schedules and other financial and statistical information included or incorporated by reference therein, as to which we do not express any opinion), at the time the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the

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statements therein not misleading or that the Prospectus (except for the financial statements and other financial and statistical information included or incorporated by reference therein, as to which we do not express any opinion) as of its date or the date of this letter contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except to the limited extent provided in paragraph 9 above.

As used in the last sentence of paragraph 2 of this letter, the opinion expressed to be “to the best of our knowledge” is based solely on our review of (i) IRI’s internal stock ledger; (ii) the stock certificates representing the capital stock of IRI and (iii) Uniform Commercial Code searches in the Wake County, North Carolina Register of Deeds, the offices of the Secretary of the State of the State of North Carolina and the offices of the Secretary of State of the State of Delaware. As used in this letter, other than in the last sentence of paragraph 2, the term “to the best of our knowledge” means the actual knowledge of the lawyers at our firm who have performed legal services for the Company in connection with the offering of the Shares provided for in the Prospectus, without independent investigation or verification, and based on a review of certificates of responsible officers of the Company and facts described in the Prospectus. In rendering the opinions expressed in paragraph 5, clause (B) of paragraph 6, we conducted no docket searches or other independent investigation and relied exclusively as to factual matters on certificates of officers of the Company.

The opinions set forth in this letter relate only to the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware. References in the numbered paragraphs of this letter to governmental authorities are limited to United States federal and New York State authorities.

This letter is furnished by us as special counsel to the Company to you and is solely for the benefit of the Underwriter and may not be disclosed to or relied upon by anyone else without our written consent in each instance.

Very truly yours,

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Schedule I

To Clifford Chance US LLP Opinion

1.	Lease Agreement, dated September 30, 1996, between Highwoods/Forsyth Limited Partnership and ClinTrials Research Inc.

2.	Lease Agreement, dated November 2, 1993, between Ortem Developments Limited and ClinTrials Research Limited.

3.	Lease Agreement, dated March 7, 1996, between Ortem Developments Limited and ClinTrials Research Limited.

4.	Lease Agreement, dated March 13, 1998, between Taylor Woodrow Property Company Limited and ClinTrials Research Limited.

5.	Registration Rights Agreement, dated as of May 15, 2002, among Inveresk Research Group, Inc. and the stockholders of Inveresk Research Group, Inc. listed therein.

6.	Amendment No. 1 to Registration Rights Agreement, dated as of January 30, 2003.

7.	Memorandum of Agreement, dated June 19, 1997, between ClinTrials BioResearch Ltd. and Michael F. Ankcorn.

8.	Agreement, dated February 1997, among ClinTrials BioResearch Ltd., Bio-Research Laboratories Ltd. and Norah K. Taylor.

9.	Service Agreement, dated as of September 20, 1999, between Inveresk Research International Limited and Walter S. Nimmo.

10.	Employment Agreement, dated as of June 21, 2002, between Inveresk Research International Limited and D. J. Paul E. Cowan.

11.	Amendment No. 1 to Employment Agreement between Inveresk Research International Limited and D. J. Paul E. Cowan, dated as of February 17, 2003.

12.	Executive Employment Agreement, dated as of July 24, 1996, between ClinTrials BioResearch Ltd. and Michael F. Ankcorn, together with Addendum, dated August 29, 2001 and Addendum, dated June 3, 2002.

13.	Employment Agreement, dated as of June 21, 2002, between Inveresk Research International Limited and Nicholas J. Thornton.

14.	Employment Agreement, dated as of June 21, 2002, between Inveresk Research International Limited and Alastair S. McEwan.

15.	Employment Agreement, dated as of June 21, 2002, between Inveresk Research International Limited and Brian Bathgate.

16.	Credit Agreement, dated July 28, 2003, among the Company, certain subsidiaries party thereto, the lenders party thereto, Bank of America, N.A. and Key Corporate Capital, Inc., as co-documentation agents, Wachovia Bank, National Association, as administrative agent and security trustee, and Wachovia Capital Markets, LLC, as sole lead arranger and sole book manager.

17.	Revolving Credit Note, dated July 30, 2003, by Inveresk Research Group, Inc, Inveresk Research Holdings Limited and Inveresk Research (Canada) Inc. to pay Bank of America the principal sum of $10,000,000.

18.	Revolving Credit Note, dated July 30, 2003, by Inveresk Research Group, Inc, Inveresk Research Holdings Limited and Inveresk Research (Canada) Inc. to pay Key Corporate Capital, Inc. the principal sum of $10,000,000.

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19.	Term Note, dated July 30, 2003, by Inveresk Research Group, Inc, Inveresk Research Holdings Limited and Inveresk Research (Canada) Inc. to pay Bank of America the principal sum of $10,000,000.

20.	Term Note, dated July 30, 2003, by Inveresk Research Group, Inc, Inveresk Research Holdings Limited and Inveresk Research (Canada) Inc. to pay Key Corporate Capital, Inc. the principal sum of $10,000,000.

21.	Guaranty Agreement, dated as of July 30, 2003, by and among certain subsidiaries of Inveresk Research Group, Inc. as guarantors, in favor of Wachovia Bank, National Association, as administrative agent.

22.	Collateral Agreement, dated as of July 30, 2003, by and among Inveresk Research Group, Inc. and certain of its subsidiaries, as guarantors, in favor of Wachovia Bank, National Association, as administrative agent.

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ANNEX II

Form of English Law Opinion of Selling Stockholders’ Counsel
(to be rendered by Clifford Chance Limited Liability Partnership as to English law issues affecting all Selling Stockholders)

[•] 2004

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Dear Sirs

Candover 1997 Fund — Inveresk Research Group, Inc.

1.	We have acted as English legal advisers to Candover Partners Limited (“Partners”) in its capacity as general partner of each of the following limited partnerships:

(a)	Candover 1997 UK No. 1 Limited Partnership;

(b)	Candover 1997 UK No. 2 Limited Partnership;

(c)	Candover 1997 US No. 1 Limited Partnership;

(d)	Candover 1997 US No. 2 Limited Partnership; and

(e)	Candover 1997 US No. 3 Limited Partnership,

(the partnerships referred to in (a) to (e) inclusive being the “Partnerships” and the partnerships referred to in (a) and (b) being the “UK Partnerships”), which constitute the fund known as Candover 1997 Fund (“the Fund”) and which invest in parallel with Candover Investments plc (“Candover”) pursuant to a Co-investment Agreement dated 16 December 1997.

2.	You have requested our opinion as to certain matters relating to the capacity of Partners (acting on behalf of the Partnerships), Candover (Trustees) Limited and Candover (together the “Selling Stockholders”) to enter into the Underwriting Agreement, dated 31 March 2004 (the “Underwriting Agreement”), among Inveresk Research Group, Inc., the Selling Stockholders and Goldman, Sachs & Co., to sell, transfer and deliver all of the shares of Inveresk Research Group,

Inc. (the “Share Arrangements”) which may be sold by such Selling Stockholders under the terms of the Underwriting Agreement.

3.	For the purposes of providing this opinion we have reviewed copies of the following documents:

(a)	original partnership agreements between Partners and Codan Trust Company Limited as trustee of the Candover 1997 Fund Carried Interest Trust each dated 10 December 1997 relating to each of the UK Partnerships and the Candover 1997 US No. 1 Limited Partnership and the Candover 1997 US No. 2 Limited Partnership, and 15 December 1997 relating to the Candover 1997 US No. 3 Limited Partnership (together the “Original Partnership Agreements”).

(b)	partnership agreements between Partners, Codan Trust Company Limited as Trustee of the Candover 1997 Fund Carried Interest Trust and certain limited partners each dated 16 December 1997 which apply to the Partnerships in substitution for the terms of the Original Partnership Agreements (together the “Partnership Agreements”);

(c)	copies of the certificates of registration in relation to the Partnerships (save for the Candover 1997 US No. 3 Limited Partnership) dated 11 December 1997 and in relation to the Candover 1997 US No. 3 Limited Partnership dated 15 December 1997;

(d)	copies of the Memorandum and Articles of Association of each of Candover and Partners certified in each case by the Company Secretary as being a true and complete copy thereof as at 15 December 1997;

(e)	a conformed copy of the Co-Investment Agreement of 16 December 1997 executed by Candover and by Partners (on behalf of each of the Partnerships) (the “Co-Investment Agreement”);

(f)	certifications relating to the Share Arrangements and their compliance with the terms of the Partnership Agreements issued by Partners on behalf of the Selling Stockholders and dated 2004 (the “Certifications”);

(g)	the results of company searches carried out against each of the Selling Stockholders as at the date hereof; and

(h)	resolutions of the directors of the boards of the Selling Stockholders agreeing to enter into the Underwriting Agreement.

4.	For the purpose of giving this opinion we have assumed that:

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(a)	copies of documents provided to us are true and complete copies of the original documents and, in the case of conformed documents, are accurate and correct;

(b)	all signatures, stamps and seals on any of the aforementioned documents are genuine and all copy documents are complete and conform to the originals;

(c)	the absence of any other arrangements between Partners, any party to the Partnerships and Candover which modify or supersede any of the terms of the Partnership Agreements;

(d)	the due authorisation, execution and delivery of the Partnership Agreements by each of the limited partners and that the performance thereof is within the capacity of each of them and that the limited partners were permitted, under the laws of their local jurisdictions, to enter into the respective Partnership Agreement as a limited partner and continue to be so permitted;

(e)	the documents filed by or on behalf of the Selling Stockholders with the Companies Registry are complete and accurate and up to date and that there has been no alteration in the status or condition of the Selling Stockholders from that revealed in the searches referred to above;

(f)	(assuming the correctness of the opinion in paragraph 5) the obligations expressed to be assumed by the Selling Stockholders in the Underwriting Agreement constitute legal and valid obligations of the Selling Stockholders; and

(g)	the Certifications are complete and accurate.

5.	Based on and in reliance on the documents mentioned in paragraph 3 it is our opinion based on the assumptions in paragraph 4 that:

(a)	Each of the Partnerships has been duly established and registered under and in accordance with the Limited Partnerships Act 1907 as a limited partnership in accordance with that Act.

(b)	Each of the Selling Stockholders has been duly incorporated and is validly existing as a company under the laws of England.

(c)	The entry into and delivery of the Underwriting Agreement and performance of its obligations thereunder by each of the Selling Stockholders do not conflict with or constitute a violation of its constitutional documents, the Partnership Agreements or the Co-Investment Agreement or any existing English law or regulation applicable to partnerships or companies generally.

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(d)	Each of the Selling Stockholders has full power and authority to enter into and deliver the Underwriting Agreement and assume the obligations set out in the Underwriting Agreement and the execution and delivery of the Underwriting Agreement by each of the Selling Stockholders and the performance thereof have been duly authorised by appropriate partnership or corporate action. The Underwriting Agreement has been duly executed and delivered by each Selling Stockholder.

(e)	To the best of our knowledge, no consent, approval, authorisation or order of, or filing with, any United Kingdom governmental agency or body or United Kingdom court is required to be obtained or made by the Selling Stockholders in each case under the laws of England for the consummation of the transactions contemplated by the Underwriting Agreement in connection with the Share Arrangements except such as have been obtained and made.

(f)	The Share Arrangements made by the Selling Stockholders comply with the investment policy and other requirements and restrictions (where applicable) of each of the Partnerships as set out in clause 6 and schedule 2 of each of the Partnership Agreements.

(g)	The Share Arrangements comply with the requirements of clause 13.2 of each of the Partnership Agreements.

This opinion considers only English law as at the date of this opinion and is given by reference to the documents referred to in paragraph 3 and is strictly limited to the matters discussed herein and does not extend to and is not to be read as extending by implication to any other matter. This opinion is for the exclusive use of the addressees. It may not be used by or relied upon by any other person. This opinion only reflects the status of the Selling Stockholders as at the date of this opinion and should not be construed as extending beyond such date.

Yours faithfully

Clifford Chance Limited Liability Partnership

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Form of U.S. Law Opinion of Selling Stockholders’ Counsel
(to be rendered by Clifford Chance US LLP as to
the U.S. law issues affecting all Selling Stockholders)

             , 2004

Goldman, Sachs &Co.
85 Broad Street
New York, New York 10004

Re: Inveresk Research Group, Inc.

Ladies and Gentlemen:

     We have acted as special U.S. counsel for the Selling Stockholders (as defined below), in connection with the sale by the Selling Stockholders pursuant to the Underwriting Agreement, dated March 31, 2004 (the “Underwriting Agreement”), among Inveresk Research Group, Inc., a Delaware corporation (the “Company”), the selling stockholders listed on Schedule I thereto (collectively, the “Selling Stockholders”) and Goldman, Sachs &Co. (the “Underwriter”), of an aggregate of 5,000,000 shares of the Company’s common stock, par value $.01 per share. This letter is being delivered to you pursuant to Section 7(d) of the Underwriting Agreement. Capitalized terms used and not otherwise defined in this letter have the respective meanings ascribed to those terms in the Underwriting Agreement.

     In rendering the opinions expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary. We have examined executed counterparts of the Underwriting Agreement.

     Based on the foregoing, and such examination of law as we have deemed necessary, we are of the opinion that:

(i)	Upon payment for the Shares to be sold by each Selling Stockholder and crediting of such Shares by DTC by book-entry to securities accounts of the Underwriter, and assuming that neither DTC nor the Underwriter has notice of any “adverse claim” (within the meaning of Sections 8-102 and 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares under Section 8-501 of the UCC, the Underwriter will acquire security entitlements to such Shares credited to its accounts and the Underwriter will be a “protected purchaser” of such security entitlements within the meaning of Section 8-303 of the UCC, and under Section 8-502 of the UCC an action based on an “adverse claim” (as defined in Section 8-102 of the UCC) to such Shares, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may not be asserted against the Underwriter with respect to such security entitlements.

(ii)	Assuming the due authorization, execution and delivery of the Underwriting Agreement by or on behalf of each Selling Stockholder party thereto, the Underwriting Agreement is enforceable against each of the Selling Stockholders in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

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     The opinions set forth in this letter relate only to the federal laws of the United States of America and the laws of the State of New York.

     This letter is furnished by us as special counsel to the Company to you and is solely for the benefit of you and may not be disclosed to or relied upon by anyone else without our written consent in each instance.

Very truly yours,

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ANNEX III

FORM OF LOCK-UP AGREEMENT

[date]

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

     Re: Inveresk Research Group, Inc.

Ladies and Gentlemen:

     In order to induce Goldman, Sachs & Co. to underwrite a proposed public offering (the “Offering”) of shares (the “Shares”) of common stock (the “Common Stock”) of Inveresk Research Group, Inc., a corporation organized under the laws of Delaware (the “Company”), as contemplated by a registration statement filed with the Securities and Exchange Commission on Form S-3 (No. 333-113413), the prospectus contained therein and a supplement to such prospectus specifically applicable to the Offering, the undersigned hereby (i) agrees that the undersigned will not, directly or indirectly, during a period from the date hereof until forty-five (45) days from the date of the prospectus supplement specifically applicable to the Offering in the form first used to confirm sales of Shares (the “Lock-Up Period”), without the prior written consent of Goldman, Sachs & Co., issue, sell, offer or agree to sell, grant any option for the sale of, pledge, make any short sale or maintain any short position, establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (within the meaning of Section 16 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder), enter into any swap, derivative transaction or other transaction or arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock (whether any such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) or otherwise dispose of, any Common Stock or any other equity security of the Company or any of its subsidiaries (or any securities convertible into, exercisable for or exchangeable for Common Stock or other such equity security) or interest therein of the Company or of any of its subsidiaries, and (ii) authorizes the Company during the Lock-Up Period to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of the Company with respect to any shares of Common Stock and any securities convertible into, exercisable or exchangeable for Common Stock for which the undersigned is the record holder and, in the case of any such shares or securities for which the undersigned is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such shares or securities.

Notwithstanding the foregoing:

(i)	the undersigned, Candover Investments plc or a fund controlled directly or indirectly by Candover Investments plc, may transfer shares of Common Stock (or any securities convertible into, exercisable for, or exchangeable for Common Stock) to another fund controlled directly or indirectly by Candover Investments plc; and

(ii)	if the undersigned is a partnership, the partnership may transfer any shares of Common Stock (or any securities convertible into, exercisable for, or exchangeable for Common Stock) to a partner of such partnership;

provided, however, that in any such case it shall be a condition to the transfer that each transferee execute and deliver to Goldman, Sachs & Co. an agreement stating that the transferee is receiving and holding the shares of Common Stock (or any securities convertible into, exercisable for, or exchangeable for Common Stock) subject to the provisions of this Agreement, and there shall be no further transfer of such shares of Common Stock (or any securities convertible into, exercisable for, or exchangeable for Common Stock) except in accordance with this Agreement.

     The undersigned further agrees, from the date hereof until the end of the Lock-up Period, that the undersigned will not exercise and will waive his, her or its rights, if any, to require the Company to register its Common Stock and to receive notice thereof.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into the agreements set forth herein, and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,
[insert appropriate form of signature block]

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